EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Gordon L. Ellis, President and Chief Executive Officer, certify that:

1.	To my knowledge, this report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations as of October 31, 2004.

Date: December 8, 2004

/s/ Gordon L. Ellis
Gordon L. Ellis,
President and Chief Executive Officer

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